Exhibit 99.1

CONTACTS:	Dennis M. Oates	Christopher T. Scanlon	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7662	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS THIRD QUARTER 2019 RESULTS

•	Q3 2019 Sales total $56.6 million; Aerospace reaches 72.3% of sales

•	Q3 2019 Net Income of $0.8 million, or $0.09 per diluted share

•	EBITDA totals $6.0 million in Q3 2019

•	Order entry up 5% sequentially; Quarter-end Backlog of $118.3 million, up from $116.9 million at end of Q2 2019

BRIDGEVILLE, PA, October 23, 2019 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the third quarter of 2019 were $56.6 million, compared with $69.1 million in the third quarter of 2018, and $71.0 million in the second quarter of 2019. Third quarter operations were negatively impacted by increased downtime and production delays in key production units. The resulting delayed shipments were primarily driven by unplanned downtime associated with repair activity at the North Jackson hydraulic forge relating to the fire, which occurred in the second quarter, with estimated third quarter delayed shipments approximating 2.0 million pounds or $6.0 million of net sales. At the close of the third quarter, the Company substantially completed the hydraulic forge fire-related repair activity.

Chairman, President and CEO Dennis Oates commented: “Aerospace sales remained strong in the quarter and accounted for 72.3% of total sales. Year-to-date sales to aerospace, by far our largest end market, were up 16.8% from the same period of 2018. While sales to all end markets were lower sequentially, demand remained solid, and order entry was up 5%. We were also encouraged by the continued successful ramp-up of our mid-size bar cell unit at our Dunkirk facility as well as the melt cost reduction activity at our vacuum induction melt shop at our North Jackson facility.

“We did experience unplanned downtime on the North Jackson hydraulic forge in the third quarter, following the second quarter fire at the forge, which led to lower-than-expected shipments and sales for the period. While overall total production efficiency and shipment volume picked up markedly in September, it was not sufficient to overcome our increased downtime.

“Significant progress has been made on our hydraulic forge, and production levels have improved in the fourth quarter. Additionally, as we proceed through the fourth quarter, we expect production levels to exceed those achieved prior to the second quarter fire.”

Sales of premium alloys totaled $8.0 million, or 14.2% of sales, in the third quarter of 2019, compared with a record $12.8 million, or 18.0% of sales, in the 2019 second quarter, and $9.2 million, or 13.3% of sales, in the third quarter of 2018.

For the first nine months of 2019, sales totaled $187.8 million compared with $198.9 million in the same period of 2018. Sales of premium alloys in the first nine months of 2019 were $30.2 million, or 16.1% of sales, compared with $33.0 million, or 16.6% of sales, in the same period of 2018.

The Company’s gross margin for the third quarter of 2019 was 9.4% of sales, compared with 12.8% of sales in the second quarter of 2019, and 15.1% of sales in the third quarter of 2018. Lower volume, product mix and surcharge misalignment as well as equipment downtime time negatively impacted the third quarter 2019 gross margin.

Selling, general and administrative expenses were $4.5 million, or 8.0% of sales, in the third quarter of 2019, compared with $5.6 million, or 7.9% of sales, in the 2019 second quarter, and $5.1 million, or 7.4% of sales, in the third quarter of 2018.

Net income for the third quarter of 2019 totaled $0.8 million, or $0.09 per diluted share, and included a $0.04 insurance recovery related to a fire in the pickling area of the Dunkirk facility in September 2017. Net income for the second quarter of 2019 was $2.1 million, or $0.24 per diluted share, and included charges of $0.03 per diluted share related to a fire in June 2019 associated with the hydraulic forge at the North Jackson facility. In the third quarter of 2018, net income totaled $3.9 million, or $0.44 per diluted share.

For the first nine months of 2019, net income was $4.1 million, or $0.46 per diluted share, compared with $10.1 million, or $1.23 per diluted share, in the first nine months of 2018.

The Company’s EBITDA for the third quarter of 2019 was $6.0 million, compared with $8.2 million for the second quarter of 2019, and $10.1 million in the third quarter of 2018.

Managed working capital at September 30, 2019 totaled $144.9 million, compared with $147.8 million at June 30, 2019, and $136.9 million at the end of the third quarter of 2018. The reduction in managed working capital compared with the 2019 second quarter was driven mainly by an 11.2% decrease in accounts receivable. Inventory totaled $140.7 million at the end of the 2019 third quarter, in line with the 2019 second quarter.

Backlog (before surcharges) at September 30, 2019 was $118.3 million, compared with $116.9 million at June 30, 2019, and $111.4 million at the end of the 2018 third quarter.

The Company’s total debt at September 30, 2019 was $66.1 million, compared with $68.2 million at June 30, 2019, and $62.5 million at the end of the third quarter of 2018. Capital expenditures for the third quarter of 2019 totaled $3.9 million, compared with $3.8 million in the second quarter of 2019, and $6.6 million in the third quarter of 2018.

The Company’s third quarter income tax benefit totaled $0.6 million and was favorably impacted by discrete items, primarily increased research and development tax credits.

Conference Call and Webcast

The Company has scheduled a conference call for today, October 23, 2019, at 10:00 a.m. (Eastern) to discuss third quarter 2019 results. Those wishing to listen to the live conference call via telephone should dial 706-679-0668, passcode 7459879. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the fourth quarter of 2019.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; the demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’ product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates of changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and other non-cash generating activity such as impairments and the write-off of deferred financing costs. We believe excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculations methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

-TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Sales
Stainless steel	$42,459	$46,447	$136,557	$136,580
High-strength low alloy steel	8,206	5,751	27,035	16,339
Tool steel	4,263	13,130	17,756	31,537
High-temperature alloy steel	845	2,149	3,390	9,627
Conversion services and other sales	795	1,579	3,098	4,781

Total net sales	56,568	69,056	187,836	198,864

Cost of products sold	51,260	58,631	166,052	167,472

Gross margin	5,308	10,425	21,784	31,392

Selling, general and administrative expenses	4,525	5,131	15,095	16,187

Operating income	783	5,294	6,689	15,205

Interest expense	989	906	2,809	3,245
Deferred financing amortization	56	60	171	195
Other income, net	(452)	(48)	(421)	(690)

Income before income taxes	190	4,376	4,130	12,455

Provision (benefit) for income taxes	(577)	460	55	2,376

Net income	$767	$3,916	$4,075	$10,079

Net income per common share - Basic	$0.09	$0.45	$0.46	$1.27

Net income per common share - Diluted	$0.09	$0.44	$0.46	$1.23

Weighted average shares of common stock outstanding
Basic	8,787,837	8,699,953	8,780,590	7,931,783
Diluted	8,879,441	8,952,749	8,870,240	8,166,759

MARKET SEGMENT INFORMATION

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Sales
Service centers	$38,693	$49,889	$129,996	$139,152
Original equipment manufacturers	4,862	4,981	19,318	15,232
Rerollers	6,629	6,530	20,016	23,188
Forgers	5,589	6,077	15,408	16,511
Conversion services and other sales	795	1,579	3,098	4,781

Total net sales	$56,568	$69,056	$187,836	$198,864

Tons shipped	9,776	12,385	31,656	34,681

MELT TYPE INFORMATION

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Sales
Specialty alloys	$47,730	$58,325	$154,511	$161,048
Premium alloys *	8,043	9,152	30,227	33,035
Conversion services and other sales	795	1,579	3,098	4,781

Total net sales	$56,568	$69,056	$187,836	$198,864

END MARKET INFORMATION **

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Sales
Aerospace	$40,876	$37,302	$132,818	$113,742
Power generation	2,884	2,714	8,588	7,337
Oil & gas	5,653	8,926	18,767	25,211
Heavy equipment	4,352	13,423	17,973	32,506
General industrial, conversion services and other sales	2,803	6,691	9,690	20,068

Total net sales	$56,568	$69,056	$187,836	$198,864

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
Assets
Cash	$1,204	$3,696
Accounts receivable, net	36,422	32,618
Inventory, net	140,672	134,738
Other current assets	5,756	3,756

Total current assets	184,054	174,808
Property, plant and equipment, net	175,962	177,844
Other long-term assets	1,002	668

Total assets	$361,018	$353,320

Liabilities and Stockholders’ Equity

Accounts payable	$32,154	$44,379
Accrued employment costs	3,830	7,939
Current portion of long-term debt	3,929	3,907
Other current liabilities	912	2,929

Total current liabilities	40,825	59,154
Long-term debt, net	62,155	42,839
Deferred income taxes	12,097	11,481
Other long-term liabilities, net	3,283	2,835

Total liabilities	118,360	116,309
Stockholders’ equity	242,658	237,011

Total liabilities and stockholders’ equity	$361,018	$353,320

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Nine months ended
	September 30,
	2019	2018
Operating activities:
Net income	$4,075	$10,079
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	14,235	14,460
Deferred income tax	577	2,327
Share-based compensation expense	1,100	1,046
Changes in assets and liabilities:
Accounts receivable, net	(3,804)	(19,195)
Inventory, net	(7,628)	(7,890)
Accounts payable	(9,728)	(3,964)
Accrued employment costs	(4,109)	2,595
Income taxes	(56)	(36)
Other, net	(3,735)	1,307

Net cash (used in) provided by operating activities	(9,073)	729

Investing activity:
Capital expenditures	(13,308)	(13,211)

Net cash used in investing activity	(13,308)	(13,211)

Financing activities:
Borrowings under revolving credit facility	145,688	347,395
Payments on revolving credit facility	(123,097)	(351,918)
Proceeds under New Markets Tax Credit financing	—	2,835
Payments on term loan facility, finance leases, and notes	(3,424)	(11,821)
Payments of financing costs	—	(1,105)
Proceeds from public offering, net of cash expenses	—	32,246
Proceeds from the exercise of stock options	327	834

Net cash provided by financing activities	19,494	18,466

Net (decrease) increase in cash and restricted cash	(2,887)	5,984
Cash and restricted cash at beginning of period	4,091	207

Cash and restricted cash at end of period	$1,204	$6,191

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$767	$3,916	$4,075	$10,079
Interest expense	989	906	2,809	3,245
Provision (benefit) for income taxes	(577)	460	55	2,376
Depreciation and amortization	4,813	4,845	14,235	14,460

EBITDA	5,992	10,127	21,174	30,160
Share-based compensation expense	332	369	1,100	1,046
Fire-related (benefit) expense	(350)	—	7	—

Adjusted EBITDA	$5,974	$10,496	$22,281	$31,206